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                                POWER OF ATTORNEY

I, the undersigned officer of The Lincoln National Life Insurance Company (the Company), hereby revoke all powers of attorney authorizing any person to act as attorney-in-fact relative to Lincoln National Variable Annuity Account H (the Separate Account), which were previously executed by me and do hereby severally constitute and appoint Ronald L. Stopher, Jeffrey K. Dellinger and Steven M. Kluever, my true and lawful attorneys-in-fact, with full power in each of them to sign for me, in my name and in the capacities indicated below, any and all registration statements for the Separate Account (File No. 811-8441) filed with the Securities and Exchange Commission under the Investment Company Act of 1940 and the Securities Act of 1933, on behalf of the Company in its own name or in the name of the Separate Account, hereby ratifying and confirming my signature as it may be signed by any of my attorneys-in-fact to any such registration statement. The power of attorney was signed on February 6, 2002.

/s/ Barbara S. Kowalczyk                         Director
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Barbara S. Kowalczyk

STATE OF PENNSYLVANIA      )
                           ) SS:
COUNTY OF PHILADELPHIA     )

         On this 6th day of February, 2002, before me, a Notary Public, in and for said county and state, personally appeared Barbara S. Kowalczyk, known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that she executed the same.

                                                           /s/ Sara A. Hudson
                                                           ---------------------
                                                           Notary Public

My Commission Expires: 12/12/2005